Exhibit 10.1
SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
This Second Amendment to Executive Employment Agreement (this "Second Amendment") is entered into as of June 29, 2026 (the "Second Amendment Effective Date"), by and between Atlantic International Corp., a Delaware corporation (the "Company"), and Jeffrey Jagid ("Executive“)
RECITALS

WHEREAS, the Company and Executive entered into that certain Executive Employment Agreement dated June 18, 2024 (the "Employment Agreement"), as amended by the First Amendment to Executive Employment Agreement dated January 23, 2026 (the "First Amendment");

WHEREAS, the Board of Directors has appointed Guus Franke as Chief Executive Officer of the Company;

WHEREAS, the Board desires to continue to benefit from Executive's experience, relationships, institutional knowledge and strategic leadership while transitioning Executive to President of the Company; and

WHEREAS, the parties desire to amend the Employment Agreement only to reflect Executive's new responsibilities while preserving the compensation, benefits and protections previously negotiated.

NOW, THEREFORE, the parties agree as follows:

1.Extended Term
Effective as of the Second Amendment Effective Date, the Employment Term under the Employment Agreement is hereby extended for a new five (5) year term commencing on the Second Amendment Effective Date (the "Extended Term"), unless earlier terminated pursuant to the Employment Agreement.

Beginning on the first anniversary of the Second Amendment Effective Date, and on each anniversary thereafter, the Extended Term shall automatically be extended by one (1) additional year unless either party provides written notice of non-renewal at least one hundred eighty (180) days prior to the applicable anniversary date.

2.Position

Effective as of the Second Amendment Effective Date:
(a) Executive shall transition from Chief Executive Officer to President of the Company.
(b) Executive shall continue to serve as a member of the Board of Directors.
(c)During the Extended Term, the Company shall nominate Executive for election to the Board of Directors at each annual meeting of stockholders, recommend that stockholders vote in favor of Executive's election and use commercially reasonable efforts to support Executive's continued election, provided Executive notifies the Company that he desires to continue serving and remains eligible under applicable law and Nasdaq rules.
(d)Nothing contained herein shall require Executive to remain on the Board or prohibit Executive from resigning from the Board at any time upon written notice.
(e)Executive's resignation from the Board shall not constitute a resignation or termination of Executive's position as President and shall not adversely affect Executive's rights under the Employment Agreement.
(f)Continued Subsidiary Service. As of the Second Amendment Effective Date, Executive shall continue to serve in each office and directorship that Executive then holds with Lyneer Staffing Solutions, LLC and any other direct or indirect subsidiary of the Company, unless otherwise mutually agreed by Executive and the Company.
Any such service shall be deemed part of Executive's responsibilities under this Agreement and shall not result in any reduction of Executive's Annual Compensation, benefits or other rights provided hereunder.
Executive's removal from, resignation from, or expiration of any office or directorship with any subsidiary or affiliate of the Company shall not, by itself:
(i) constitute a resignation or termination of Executive's position as President;
(ii) constitute a voluntary termination under this Agreement;
(iii) affect Executive's continuous service under this Agreement; or
(iv)diminish Executive's compensation, severance rights, equity rights or any other benefits provided under this Agreement.

3.Duties

During the Employment Term or any Extended Term, the Company shall employ Executive as the President of the Company, with all the rights, powers duties and authority commensurate with such role. Executive shall report to the Chief Executive Officer of the Company and the Board or Directors.
Executive shall continue to oversee such strategic initiatives, acquisitions, financings, capital markets activities and other responsibilities as may be assigned by the Chief Executive Officer or the Board of Directors from time to time.

4.Continuous Service

The parties acknowledge and agree that Executive's transition contemplated by this Second Amendment:
•shall not constitute a resignation, retirement, termination of employment, Good Reason event, Cause event or break in service;
•shall not affect Executive's continuous service for any purpose;
•shall not affect any equity award, employee benefit plan or other contractual right; and
•shall not affect Executive's eligibility under any compensation, equity or benefit arrangement.

5.Compensation

Except as expressly modified by this Second Amendment, all compensation, bonuses, incentive compensation, transaction bonuses, financing bonuses, equity compensation, benefits, severance, retirement benefits, expense reimbursement, insurance, automobile allowance and all other compensation and economic rights under the Employment Agreement and the First Amendment shall remain unchanged.
The parties acknowledge that Executive's compensation is being continued in recognition of Executive's role in building the Company and his continuing strategic responsibilities.
The transition contemplated by this Second Amendment shall not constitute a reduction in compensation or benefits.
During the Extended Term, neither the amount nor structure of Executive's compensation or benefits may be reduced or materially modified without Executive's prior written consent; provided, however, that any increase approved by the Board shall not require Executive's consent.

Nothing contained in this Second Amendment shall be deemed to reduce Executive's status as a senior executive officer of the Company for purposes of any compensation plan, equity incentive plan, benefit plan, indemnification agreement, D&O insurance policy or other Company program unless expressly agreed in writing by Executive and the Company.

6.Equity

Nothing contained herein shall affect Executive's equity interests, stock options, restricted stock, warrants, registration rights or other equity-related rights.

For all purposes under every equity incentive plan, award agreement and registration rights agreement, Executive shall be deemed to have remained continuously employed by the Company.
All vesting schedules, accelerated vesting provisions and other equity protections shall remain unchanged.

7.Amendment to Termination and Severance

Effective as of the Second Amendment Effective Date, Sections 4(c) and 4(d) of the Employment Agreement are hereby deleted in their entirety and replaced with the following:
(a)Termination by the Company for Cause
If Executive's employment is terminated by the Company for Cause, Executive shall be entitled to receive:
(i) all Accrued Benefits through the date of termination;
(ii)Company-paid COBRA continuation coverage for Executive and Executive's eligible dependents for eighteen (18) months following termination; and
(iii)retention of all vested Restricted Stock, RSUs, Options, Warrants and other vested equity awards.
(b)Termination by the Company Other Than for Cause
If Executive's employment is terminated by the Company other than for Cause, death or Disability, or if the Company elects not to renew this Agreement, Executive shall be entitled to receive:
(i) all Accrued Benefits;
(ii)severance equal to thirty-six (36) months of Executive's then-current Annual Compensation, payable in accordance with the Company's normal payroll practices;
(iii) payment of the full Annual Bonus for the calendar year in which termination occurs;
(iv) payment of any earned or subsequently payable Transaction Bonus, Special
Bonus or other earned incentive compensation;
(v)immediate vesting of all Restricted Stock, RSUs, Options, Warrants and all other outstanding equity awards;
(vi) preservation of all registration rights applicable to such equity awards;
(vii)Company-paid COBRA continuation coverage for Executive and Executive's eligible dependents for thirty-six (36) months; and
(viii)reimbursement of all unreimbursed business expenses incurred through the effective date of termination.
Executive shall have no duty to mitigate damages, and the payments and benefits provided under this Section shall not be reduced, offset or otherwise diminished by compensation or benefits received from subsequent employment or other business activities.

Exhibi

(c)Voluntary Termination by Executive
Executive may voluntarily terminate employment upon thirty (30) days' written notice. Upon such voluntary termination, Executive shall remain entitled to receive:
(i) all Accrued Benefits;
(ii)payment of Executive's Annual Compensation through the end of the calendar year in which such termination becomes effective;
(iii) payment of the Annual Bonus for such calendar year;
(iv)payment of any earned or subsequently payable Transaction Bonus, Special Bonus or other earned incentive compensation;
(v) reimbursement of all unreimbursed business expenses;
(vi)Company-paid COBRA continuation coverage for Executive and Executive's eligible dependents for twenty-four (24) months; and
(vii) retention of all vested equity awards.
Executive's voluntary resignation from the Board of Directors, decision not to stand for re-election to the Board, or decision to decline nomination for re-election shall not, by itself, constitute a voluntary termination of this Agreement, a resignation from Executive's position as President, or otherwise impair Executive's rights under this Agreement.
(d)Definition of Annual Compensation
For purposes of this Agreement, "Annual Compensation" means Executive's then-current annual Base Salary, together with Executive's guaranteed Annual Bonus, but shall exclude discretionary incentive compensation, Transaction Bonuses and Special Bonuses unless expressly provided herein.

8.Amendment to Change in Control Provisions

Except as expressly amended by this Second Amendment, the Change in Control provisions contained in Section 4 of the Employment Agreement, including the definition of "Change in Control," shall remain unchanged and in full force and effect.
Effective as of the Second Amendment Effective Date:
(a)Any reference in Section 4 of the Employment Agreement to Executive's "Annual Base Salary" or "Base Salary" for purposes of calculating severance or any other benefits payable following a Change in Control shall instead refer to Executive's "Annual Compensation," as defined in this Second Amendment.
(b)In addition to the circumstances currently described in Section 4 of the Employment Agreement, Executive shall also be entitled to the severance benefits provided under Section 4(c)(ii), as amended by this Second Amendment, if, within twenty-four (24) months following a Change in Control, and without Executive's prior written consent:
(i) Executive's position as President and the Board of Directors is eliminated;
Executive's responsibilities are materially diminished;

Exhibi

(ii)Executive's reporting relationship to the Chief Executive Officer and the Board of Directors is materially altered in a manner that substantially impairs Executive's ability to perform his responsibilities;
(iii)Executive's Annual Compensation is materially reduced or otherwise adversely affected; or
(iv)the Company materially breaches this Agreement.
Nothing contained in this Section is intended to diminish, limit or otherwise modify any existing Change in Control rights or protections contained in the Employment Agreement except to the extent expressly set forth herein.

9.Preservation of Existing Rights

All provisions of the Employment Agreement and the First Amendment relating to:
•accelerated vesting;
•indemnification;
•directors' and officers' insurance;
•joint and several guaranties;
•attorneys' fees;
•restrictive covenants;
•remedies; and
•all other Executive protections
shall remain unchanged and continue in full force and effect.

10.No Waiver

Nothing contained herein shall waive, diminish or adversely affect any rights previously granted to Executive.

11.Ratification

Except as expressly amended hereby, the Employment Agreement and the First Amendment are ratified and confirmed in all respects. In the event of any conflict between this Second Amendment and the Employment Agreement or the First Amendment, this Second Amendment shall control.

Exhibi

12.Miscellaneous

This Second Amendment may be executed in counterparts, each of which shall constitute an original. This Second Amendment shall be governed by the laws of the State of New York.

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Exhibi

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

ATLANTIC INTERNATIONAL CORP.

By: Name: Title:

Guus Franke
Guus Franke CEO

EXECUTIVE

Jeffrey Jagid